Registration No. 333-33476

   As filed with the Securities and Exchange Commission on December 30, 2003
_______________________________________________________________________________


                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ______________________


                 POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
                            REGISTRATION STATEMENT
                                   UNDER
                          THE SECURITIES ACT OF 1933

                           ______________________


                          THE ZIEGLER COMPANIES, INC.
            (Exact name of registrant as specified in its charter)

          Wisconsin                                           39-1148883
 (State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                         Identification No.)


 250 East Wisconsin Avenue, Suite 2000
         Milwaukee, Wisconsin                                   53202
 (Address of principal executive offices)                     (zip code)

                            ______________________


             THE ZIEGLER COMPANIES, INC. 1998 STOCK INCENTIVE PLAN
      THE ZIEGLER COMPANIES, INC. 1999 INCENTIVE STOCK OPTION GRANT FOR THE BENEFIT OF GARY P. ENGLE
      THE ZIEGLER COMPANIES, INC. 1998 NONQUALIFIED STOCK OPTION GRANT FOR THE BENEFIT OF L. PATRICK ODEN
      THE ZIEGLER COMPANIES, INC. 1996 NONQUALIFIED STOCK OPTION GRANT FOR THE BENEFIT OF GEOFFREY G. MACLAY, JR.
      THE ZIEGLER COMPANIES, INC. 1993 NONQUALIFIED STOCK OPTION GRANT FOR THE BENEFIT OF S. CHARLES O'MEARA
      THE ZIEGLER COMPANIES, INC. 1997 NONQUALIFIED STOCK OPTION GRANT FOR THE BENEFIT OF ROBERT J. TUSZYNSKI
               THE ZIEGLER COMPANIES, INC. DIRECTOR'S AGREEMENTS

                           (Full title of the plans)

                           S. CHARLES O'MEARA, ESQ.
             Senior Vice President, Secretary and General Counsel
                          The Ziegler Companies, Inc.
                     250 East Wisconsin Avenue, Suite 2000
                           Milwaukee, Wisconsin 53202

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:

                         Charles R. Manzoni, Jr., Esq.
                          Gardner Carton & Douglas LLP
                         191 N. Wacker Drive, Suite 3700
                           Chicago, Illinois  60606

                         THE ZIEGLER COMPANIES, INC.

         POST EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8

                         DEREGISTRATION OF SECURITIES

      A total of 502,000 shares of Common Stock, $1.00 par value per share ("Common Stock"), of The Ziegler Companies, Inc., a Wisconsin corporation (the "Registrant") were registered in connection with The Ziegler Companies, Inc. 1998 Stock Incentive Plan, The Ziegler Companies, Inc. 1999 Incentive Stock Option Grant for the benefit of Gary P. Engle, The Ziegler Companies, Inc. 1998 Nonqualified Stock Option Grant for the benefit of L. Patrick Oden, The Ziegler Companies, Inc. 1996 Nonqualified Stock Option Grant for the benefit of Geoffrey G. Maclay, Jr., The Ziegler Companies, Inc. 1993 Nonqualified Stock Option Grant for the benefit of S. Charles O'Meara, The Ziegler Companies, Inc. 1997 Nonqualified Stock Option Grant for the benefit of Robert
J. Tuszynski and The Ziegler Companies, Inc. Director's Agreements under the Securities Act of 1933, as amended, by the filing and effectiveness of a Registration Statement on Form S-8 (File No. 333-33476) (the "Registration Statement"). The purpose of this Post-Effective Amendment No. 1 to the Registration Statement is to deregister and remove from registration such portion of the 502,000 shares of Common Stock previously registered on the Registration Statement that have not been sold as of the date hereof. This action is due to the termination of the offering contemplated by the Registration Statement upon the delisting and deregistration of all the equity securities of the Registrant effective as of December 12, 2003.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on this 30th day of December, 2003.

                                           THE ZIEGLER COMPANIES, INC.

                                           By: /s/ John J. Mulherin
                                                John J. Mulherin
                                                 President and Chief Executive
                                                 Officer


      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on this 30th day of December, 2003.

      /s/ John J. Mulherin                   /s/ Gary P. Engle
            John J. Mulherin                          Gary P. Engle
President and Chief Executive Officer;             Senior Vice President,
                Director                     Chief Administrative Officer and
     (Principal Executive Officer)               Chief Financial Officer
                                              (Principal Financial Officer)

      /s/ Jeffrey C. Vredenbregt             *_______________________________
          Jeffrey C. Vredenbregt                  Bernard C. Ziegler III
Vice President, Treasurer and Controller     Director and Chairman of the Board
     (Principal Accounting Officer)

      *_____________________________         *___________________________
         Donald A. Carlson, Jr.                        John C. Frueh
Director and Senior Managing Director -                  Director
         Capital Markets Group

      *_____________________________         *___________________________
           Gerald J. Gagner                       Belverd E. Needles, Jr
                Director                                  Director

      *_____________________________
           Peter R. Kellogg
                Director

*John J. Mulherin, the undersigned attorney-in-fact, by signing his name below, does hereby sign this Post-Effective Amendment No. 1 to Registration Statement on behalf of the above-indicated officers and directors of Registrant pursuant to a power of attorney executed by such persons and previously filed with the Securities and Exchange Commission.

/s/ John J. Mulherin
John J. Mulherin
President and Chief Executive Officer;
Director